SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 12, 2007

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NS8 CORPORATION
(Exact name of Registrant as specified in its charter)

_________________________

Delaware (State or other jurisdiction of incorporation)	333-75956 (Commission File Number)	13-4142621 (IRS Employer Identification No.)

Suite 200, 1311 Howe Street, Vancouver, British Columbia (Address of Principal Executive Offices)	V6Z 2P3 (Zip Code)

Registrant’s telephone number, including area code: (604) 677-6994

Former Name or Former Address, if Changed Since Last Report:
1420 Fifth Avenue, 22nd Floor, Seattle, Washington 98101

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5-CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)        Resignation of Directors.

On April 12, 2007, William Kunzweiler resigned from the board of directors of NS8 Corporation (the “Company”). Mr. Kunzweiler’s resignation was for personal reasons and did not relate to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On April 12, 2007, Leslie J. Ames resigned from the board of directors of the Company. Mr. Ames’ resignation related to a reorganization of the Company’s executive officers’ duties and functions. His resignation did not relate to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

(b)        Appointment of Directors. On April 12, 2007, the Company appointed George O’Leary to its board of directors.

Mr. O’Leary is currently the President of SKS Consulting of South Florida Corp. (“SKS”) and is working with the Company under a one year consulting agreement, under which he will lead the execution of the Company’s strategic plan. Prior to assuming his duties with NS8 Corp., he was and still is a consultant to NeoMedia (OTCBB:NEOM) and is helping the turn-around of that organization. He is currently a member of their board of directors. Prior to becoming a director of NeoMedia, Mr. O’Leary was a consultant to NeoGenomics (OTCBB:NGNM) and is also currently a member of their board as well. Mr. O’Leary started SKS in 2000 with the mission to help companies focus on execution in their core business while shedding their non-core business assets. From 1996 to 2000, Mr. O’Leary was CEO and President of Communication Resources Incorporated (CRI), where annual revenues grew from $5 million to $40 million during his tenure. Prior to CRI, Mr. O’Leary was Vice President of Operations of Cablevision Industries, where he ran $125 million of business for this major cable operator until it was sold to Time Warner.

Pursuant to the terms of the Company’s consulting agreement with SKS, SKS will earn $1,500 per day for services actually performed, with up to two weeks committed to the Company per month. The Company will also issue to SKS on a monthly basis 100,000 restricted shares of Company common stock, and a warrant to purchase an additional 100,000 shares of Company common stock at an exercise price of $0.02 per share with a contractual life of five years. SKS can earn up to an additional 500,000 warrants with an exercise price of $0.04 per share and a contractual life of five years, upon achievement of the following milestones: (i) warrant to purchase 125,000 shares after successful organizational restructuring by April 30, 2007, (ii) warrant to purchase 125,000 shares for completing a short term financing by April 30, 2007, (iii) warrant to purchase 125,000 shares after the Company operates at monthly breakeven by January 1, 2008, and (iv) warrant to purchase 125,000 shares after the Company’s stock price reaches $0.06 per share for a consecutive 30-day period. The consulting agreement is attached hereto as exhibit 10.45.

There is no family relationship between Mr. O’Leary and any other director or executive officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NS8 Corporation (Registrant)

Date: April 12, 2007	By:	/s/ Anthony Alda
Chairman, President and Chief Executive Officer